Exhibit 1.1

7,500,000 Shares

ARENA PHARMACEUTICALS, INC.

Common Stock

UNDERWRITING AGREEMENT

February 1, 2005

CIBC World Markets Corp.

    as Representative of the several

   Underwriters named in Schedule I hereto

c/o CIBC World Markets Corp.

417 5th Avenue, 2nd Floor

New York, New York 10016

Ladies and Gentlemen:

Arena Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the “Underwriters”), for whom you are acting as Representative (the “Representative”), an aggregate of 7,500,000 shares (the “Firm Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”).  The respective amounts of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 1,125,000 shares (the “Option Shares”) of Common Stock from the Company for the purpose of covering over-allotments in connection with the sale of the Firm Shares.  The Firm Shares and the Option Shares are collectively called the “Shares.”

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”) a Registration Statement (as hereinafter defined) on Form S-3 (No. 333-115670), including a base prospectus relating to the Shares (the “Base Prospectus”), and such amendments thereof as may have been required to the date of this Agreement.  Copies of such Registration Statement (including all amendments thereof) and of the related Base Prospectus have heretofore been delivered by the Company to you.  The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement through incorporation by reference), as amended at the time and on the date it became effective (the

“Effective Date”), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules.  If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.  The final prospectus supplement relating to the Shares as filed with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act is hereinafter referred to as the “Prospectus Supplement.”  The term “Prospectus” as used in this Agreement means the Base Prospectus together with the Prospectus Supplement.  The term “Preliminary Prospectus” means a preliminary prospectus supplement specifically relating to the Shares, together with the Base Prospectus.  As used herein, the terms “Base Prospectus,” “Prospectus,” “Registration Statement,” “Rule 462(b) Registration Statement,” “Preliminary Prospectus” and “Prospectus Supplement” shall include any documents incorporated by reference therein and any reference to any amendment or supplement to any Registration Statement or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the Base Prospectus by the Company with the Commission, that are deemed to be incorporated by reference in the Prospectus.

The Company understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representative deems advisable.  The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed the Preliminary Prospectus in connection with the offering of the Shares and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters) in connection with the sale of the Shares.

1.     Sale, Purchase, Delivery and Payment for the Shares.  On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a)           The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $5.64 per share (the “Initial Price”), the number of Firm Shares set forth opposite the name of such Underwriter under the column “Number of Firm Shares to be Purchased” on Schedule I to this Agreement, subject to adjustment in accordance with Section 9 hereof.

(b)           The Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price.  The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representative to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares.  Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or telegraphic notice, or verbal or telephonic notice confirmed by written, facsimile or telegraphic notice, by the Representative to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

(c)           Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of CIBC World Markets Corp., One World Financial Center, New York, New York 10281, at 10:00 a.m., New York City time, on the third business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representative (such time and date of delivery and payment are called the “Firm Shares Closing Date”).  In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates, for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each date of delivery as specified in the notice from the Representative to the Company (such time and date of delivery and payment are called the “Option Shares Closing Date”).  The Firm Shares Closing Date and any Option Shares Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”

(d)           Payment shall be made to the Company by wire transfer of immediately available funds, against delivery of the respective certificates to the Representative for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them.

(e)           Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representative shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section 1(b) and shall be delivered by or on behalf of the Company to the Representative through the facilities of the Depository Trust Company (“DTC”) for the account of such Underwriter.  The Company will cause the certificates representing the Shares to be made available for checking and packaging, at such place as is designated by the Representative, on the full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

2.     Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter as of the date hereof, as of the Firm Shares Closing Date and as of each Option Shares Closing Date (if any), as follows:

(a)           The Company meets the requirements for use of Form S-3 under the Securities Act.  On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the requirements of the Securities Act and the Rules and the Exchange Act and the rules and regulations of the Commission thereunder. The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.  When the Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.  If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be “materially different,” as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.  Notwithstanding the foregoing, none of the representations and warranties in this paragraph shall apply to statements in, or omissions from, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by or through the Representative expressly for use therein.  With respect to the preceding sentence and Section 6(b) below, the Company acknowledges that the only information furnished in writing by or through the Representative expressly for use in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto is the statements contained in the tenth, twelfth and thirteenth paragraphs under the caption “Underwriting” in the Prospectus.

(b)           The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and, to the Company’s knowledge, no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b).

(c)           The documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d)           The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement and Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved (provided that non-year-end financial statements are subject to normal recurring year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by generally accepted accounting principles).  The summary and selected financial data included in the Prospectus present fairly, in all material respects, the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus and other financial information.

(e)           There has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations or prospects of the Company, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(f)            Ernst & Young LLP, whose reports are filed with the Commission as a part of the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act and the Rules.

(g)           The Company and each of its subsidiaries is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization.  The Company and each of its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations or business affairs or business prospects of the Company and its subsidiaries considered as a whole (a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

(h)           The Company and each of its subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries has fulfilled and performed in all material respects all of its material obligations with respect to such Permits and, to the Company’s knowledge, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder.  Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Shares.    All of the descriptions in the Registration Statement and the Prospectus of the legal and governmental procedures and requirements of the United States Food and Drug Administration (the “FDA”) or any foreign, state or local governmental body exercising comparable authority are accurate in all material respects.

(i)            Except as set forth in the Prospectus, the Company and each of its subsidiaries owns or possesses rights to use all material patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, “Intangibles”) necessary for the conduct of its business as conducted on the date hereof.  To the Company’s knowledge, neither the Company nor any of its subsidiaries has received any written notice of any infringement of or conflict with asserted rights of others with respect to any Intangibles, except as referenced in the Prospectus.  To the Company’s knowledge, no action, suit, arbitration or legal, administrative or other proceeding or investigation to which the Company is a party is pending or threatened which involves any Intangibles, and the Company does not believe, based on facts of which it is currently aware, that any such action, if brought, would be successful on the merits and result in a Material Adverse Effect.  Except as disclosed in the Prospectus and to the Company’s knowledge, the Intangibles of the Company referred to in the Prospectus do not materially infringe or conflict with any right or valid and enforceable patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company.  To the Company’s knowledge, it is not subject to any judgment, order, writ, injunction or decree of any court or any U.S. federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, except for such orders, writs, injunctions or decrees that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, nor, except as referenced in the Prospectus, has it entered into or is a party to any contract which restricts or impairs the use of any Intangible in a manner which would reasonably be expected to have a material adverse effect on the use of any of the Intangibles.  The Company has complied, in all material respects, with its respective contractual obligations relating to the protection of the Intangibles used pursuant to licenses.  The Company is not a party to or bound by any options, licenses or agreements with respect to the Intangibles of any other person or entity that are required to be set forth in the Prospectus and that are not set forth therein. To the Company’s knowledge, none of the Intangibles employed by it has been obtained or is being used by it in violation of any contractual obligation binding on the Company or any of its officers, directors or employees in violation of the contractual rights of any persons.  Except as set forth in Registration Statement and the Prospectus, the Company is not obligated to pay a royalty, grant a license or provide other consideration to any third party in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, except as set forth in the Registration Statement and the Prospectus, no third party, including any academic or governmental organization, possess rights to the Intangibles which, if exercised, would reasonably be expected to have a Material Adverse Effect.

(j)            The Company and each of its subsidiaries has good and marketable title in fee simple to all real property, and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects, except as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.  All property held under lease by the Company and its subsidiaries is held by them under valid, existing and enforceable leases, with only such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.  Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there has not been any Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would reasonably be expected to have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, except as otherwise disclosed in the Prospectus, neither the Company nor its subsidiaries has (A) incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.  As of December 31, 2004, the Company had 26,566,419 shares of common stock issued and outstanding.

(k)           There is no document, contract or other agreement required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules or incorporated therein by reference as permitted by the Rules.  Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement.  Each contract, document or other agreement described in the Registration Statement and Prospectus or listed in the Exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company or any of its subsidiaries, as the case may be, in accordance with its terms.  Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.  No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or its subsidiary, if a subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which Company or its properties or business of a subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(l)            The scientific (other than the Company’s clinical trial results), statistical and market related data included in the Registration Statement and the Prospectus are based on or derived from sources that are credible and which the Company believes to be reliable and accurate.

(m)          Neither the Company nor any of its subsidiaries is in violation of any term or provision of (i) its charter or by-laws or (ii) of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, except, with respect to subsection (ii), where the consequences of such violation, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(n)           This Agreement has been duly authorized, executed and delivered by the Company.

(o)           Except for certain redemption rights held by the holders of Series B Convertible Preferred Stock, neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby by the Company (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries, except where it would not reasonably be expected to have a Material Adverse Effect, or violate any provisions of the charter or by-laws of the Company of any of its subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.

(p)           On the date set forth therein, the Company had the authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Prospectus.  The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company.  All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable.  Except for the Rights Agreement, dated October 30, 2002, between the Company and Computershare Trust Company, Inc., there are no statutory preemptive or other similar rights granted by the Company to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any of its subsidiaries or any such rights pursuant to its

Certificate of Incorporation or by-laws or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound.  The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right granted by the Company.  Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance by the Company of, and there is no commitment, plan or arrangement by the Company to issue, any share of stock of the Company or any security convertible into, or exercisable or exchangeable for, such stock.  The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus.  All outstanding shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly by the Company or by another wholly owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Prospectus.

(q)           No holder of any security of the Company has any right granted by the Company, which has not been waived or previously satisfied, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 180 days after the date of this Agreement.  Each director and executive officer of the Company, all of whom are Company listed on Schedule II, has delivered to the Representative his written lock-up agreement in the form attached to this Agreement as Exhibit A hereto (“Lock-Up Agreement”).

(r)            All necessary corporate action has been duly and validly taken by the Company and to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company.  This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes and will constitute legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(s)           Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would reasonably be expected to have a Material Adverse Effect.  The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would reasonably be expected to have a Material Adverse Effect.  The Company is not aware of any threatened or pending litigation between the Company or its subsidiaries and any of its executive officers which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

(t)            No transaction has occurred between or among the Company and any of its officers or directors, stockholders or any affiliate or affiliates of any such officer or director or stockholder that is required to be described in and is not described in the Registration Statement and the Prospectus.

(u)           The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares.

(v)           The Company and each of its subsidiaries has accurately prepared and filed all material Federal, state, local and foreign tax returns which are required to be filed through the date hereof, or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due.  To the Company’s knowledge, there are no tax audits or investigations pending; nor to the Company’s knowledge are there any material proposed additional tax assessments against the Company or any of its subsidiaries.

(w)          The Shares have been duly authorized for quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) National Market System.

(x)            The Company has taken no action designed to, or to the Company’s knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or quotation.

(y)           The Company and its subsidiaries make and keep accurate books, records and accounts.  The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the chief executive officer and the chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification were complete and correct as of the dates on which they were made; the Company and each of its subsidiaries is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and is actively taking steps designed to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

(z)            The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus; all policies of insurance insuring the Company or its subsidiaries are in full force and effect.  The Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects.

(aa)         Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the “NASD”) or may be necessary to qualify the Shares for public offering by the Underwriters under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(bb)         The Company was subject to the requirements of Section 12 or 15(d) of the Exchange Act and filed all the material required to be filed pursuant to Sections 13, 14 or 15(d) for a period of at least thirty-six calendar months immediately preceding the filing of the Registration Statement.  The Company filed in a timely manner all reports required to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act during the twelve calendar months and any portion of a month immediately preceding the filing of the Registration Statement.  As of May 20, 2004, there were 25,551,996 shares of the Company’s common stock outstanding, 1,645,850 of which were held by the Company’s directors and officers.  The last reported sale price of the Company’s common stock on the Nasdaq National Market on April 8, 2004 was $6.56.  The Company has not had, and does not have, any contractual relationship, agreement, business arrangement or other similar understanding of any kind with Dimensional Fund Advisors Inc. or Porter, Felleman Inc., other than that which existed, or exists, solely as a result of such holder having owned, or owning, shares of the Company’s common stock.

(cc)         (i) Neither the Company nor any of its subsidiaries are in violation of any applicable rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Law”) which are applicable to its business, except for any violation which would not reasonably be expected to have a Material Adverse Effect; (ii) neither the Company nor its subsidiaries has received any material notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and each of its subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws material to the conduct its business and is in compliance with all terms and conditions of any such permit, license or approval, except for where non-compliance would not reasonably be expected to have a Material Adverse Effect; (iv) to the Company’s knowledge, no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v)  no property which is or has been owned, or to the Company’s knowledge, leased or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA”) or otherwise designated as a contaminated site under applicable state or local law.  To the Company’s knowledge, neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under CERCLA.

(dd)         In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(ee)         The Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds therefrom as described in the Prospectus, will not be subject to registration as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ff)           Neither the Company nor any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries, has, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(gg)         The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions applicable to the Company, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(hh)         Neither the Company, nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person who, to the Company’s knowledge, is currently subject to any U.S. sanctions administered by OFAC.

(ii)           Except as described in the Prospectus or in the documents incorporated by reference into the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to equity incentive plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(jj)           The Company has fulfilled its obligations, if any, in all material respects under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in 12 ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company would have any material liability.

(kk)         Neither the Company nor, to the Company’s knowledge, any of its directors or officers have distributed or will distribute, prior to the later of (i) the Firm Shares Closing Date, or the Option Shares Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

(ll)           The Company has established and maintains disclosure controls and procedures (as such term in defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as required by the Exchange Act; and (iii) are effective in all material respects to perform the functions for which they were established.  Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses to internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.  Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(mm)       There are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(nn)         The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 4350(d)(2) of the Rules of the NASD and the Board of Directors and/or the audit committee has adopted a charter that satisfied the requirements of Rule 4350(d)(1) of the NASD Rules.  The audit committee has reviewed the adequacy of its charters within the past twelve months.

(oo)         (i) All audit and non-audit services performed by Ernst & Young LLP have been preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act and (ii) Ernst & Young LLP has not engaged and as of the date hereof is not engaging in any “prohibited activities” (as defined in Section 10A of the Exchange Act) on behalf of the Company.

(pp)         The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or in which the Company or its products or product candidates have participated that are described in the Registration Statement and Prospectus or the results of which are referred to in the Registration Statement or Prospectus were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures.  The descriptions in the Registration Statement and

Prospectus of the results of such studies and tests are accurate and complete in all material respects and fairly present the data derived from such studies and tests, and the Company has no knowledge of any other studies or tests the results of which are materially inconsistent with or otherwise materially call into question the results described or referred to in the Registration Statement and Prospectus.  Except to the extent disclosed in the Registration Statement and the Prospectus, the Company has operated and currently is in compliance in all material respects with all applicable FDA rules, regulations and policies.  Except to the extent disclosed in the Registration Statement and the Prospectus, the Company has not received any notices or other correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification of any clinical or pre-clinical studies or tests that are described in the Registration Statement or Prospectus or the results of which are referred to in the Registration Statement or Prospectus.

(qq)         The Company holds and is operating in material compliance with such exceptions, permits, licenses, franchises, authorizations and clearances of the FDA and/or any committee thereof required, for the conduct of its business as currently conducted (collectively, the “FDA Permits”), and all such FDA Permits are in full force and effect, subject in each case to such exceptions and qualifications as may be set forth in the Prospectus.  The Company has fulfilled and performed all of its material obligations with respect to the FDA Permits, and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any FDA Permit, subject in each case to such exceptions and qualifications as may be set forth in the Prospectus.

(rr)           No person has the right to require the Company to register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or by reason of the issuance and sale of the Shares, except for rights which have been waived.

(ss)         There has not occurred any Triggering Event (as such term is defined in that certain Certificate of Designations of the Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock of the Company, dated December 24, 2003).  The Company has complied with or will comply with all rights of first offer held by the holders of the Company’s Series B-1 Convertible Preferred Stock, to the extent applicable to the offering of the Shares.

3.     [RESERVED]

4.     Conditions of the Underwriters’ Obligations.  The obligations of the Underwriters under this Agreement are several and not joint.  The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

(a)           Verbal Notification from the Company that the Registration Statement became effective on the Effective Date shall have been received by the Representative and the Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) of this Agreement.

(b)           No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission to be included in the Registration Statement or the Prospectus shall have been complied with to the satisfaction of the Commission and the Representative.  If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence reasonably satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(c)           The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 4(d) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before such Closing Date.

(d)           The Representative shall have received on each Closing Date a certificate, addressed to the Representative and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein; (iii) they have examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement did not and as of its date, the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or an amendment to the Registration Statement or the Prospectus; and (iv) to their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending under the Securities Act.

(e)           The Representative shall have received, at the time this Agreement is executed and on each Closing Date a signed letter from Ernst & Young LLP addressed to the Representative and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representative containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f)            The Representative shall have received on each Closing Date from Cooley Godward LLP, counsel for the Company, an opinion, addressed to the Representative and dated such Closing Date (with appropriate modifications for any opinion delivered on any subsequent Closing Date), in substantially the form attached hereto as Exhibit B.

(g)           The Representative shall have received on each Closing Date from Cozen O’Connor, special intellectual property counsel for the Company, an opinion, addressed to the Representative and dated such Closing Date, in substantially the form attached hereto as Exhibit C.

(h)           All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representative, and their counsel and the Underwriters shall have received from Latham & Watkins LLP, a favorable opinion, addressed to the Representative and dated such Closing Date, covering such matters as are customarily covered in transactions of this type, and the Company shall have furnished to Latham & Watkins LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(i)            The Representative shall have received copies of the Lock-up Agreements executed by each person listed on Schedule II hereto.

(j)            The Shares shall have been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance.

(k)           The Company shall have furnished or caused to be furnished to the Representative such further certificates or documents as the Representative shall have reasonably requested.

5.     Covenants of the Company.

(a)           The Company covenants and agrees as follows:

(i)                    The Company will use its reasonable efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to promptly become effective.  The Company shall prepare the Prospectus in a form reasonably approved by the Representative and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules.

(ii)                   The Company shall promptly advise the Representative in writing after it receives notice thereof, (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information related to the offering of the Shares, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the institution or threatening of any proceeding for that purpose and (D) of the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Registration Statement prior to the date that is 30 days after the date of this Agreement, unless the Company has furnished the Representative a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representative reasonably objects.  The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to promptly obtain the withdrawal thereof.

(iii)                  If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary, in the reasonable judgment of the Company, to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 5(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iv)                  The Company shall make generally available to its security holders and to the Representative as soon as reasonably practicable, an earnings statement, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

(v)                   The Company shall furnish to the Representative, without charge, such number of the following documents as the Representative shall reasonably request:  conformed copies of the Registration Statement (including all exhibits thereto) and all amendments thereof, and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, copies of the Prospectus and any amendments thereof and supplements thereto.  If applicable, the copies of the Registration Statement and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vi)                  The Company shall cooperate with the Representative and its counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Representative may reasonably request and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, or as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(vii)                 The Company, during the period when the Prospectus is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(viii)                Without the prior written consent of the Representative, for a period of 90 days after the date of this Agreement, the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement, the issuance of shares pursuant to the Company’s existing stock option plan or bonus plan, the issuance of shares pursuant to currently outstanding options, warrants or other rights, the issuance of shares upon the conversion of the Company’s Series B-1 or Series B-2 Preferred Stock, or shares issued in connection with a strategic partnership, joint venture, collaboration, lending or other similar arrangement, or in connection with the acquisition or license by the Company of any business, products or technologies.

(ix)                   On or before completion of this offering, the Company shall make all filings required to be made by the Company under applicable securities laws and by the NASD and the Nasdaq National Market (including any required registration under the Exchange Act).

(x)                    Prior to the date that is 30 days after the date of this Agreement, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Shares without giving prior notification and a copy or summary of such press release or other communication to the Representative, not less than two business days prior to the intended release date of such press release or other communication, and discussing with the Representative and its counsel promptly and in good faith any modifications or amendments thereto requested by the Representative, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(xi)                   The Company will apply the net proceeds from the offering of the Shares in the manner set forth under “Use of Proceeds” in the Prospectus.

(xii)                  The Company will comply in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act.

(b)           The Company agrees to pay, or reimburse if paid by the Representative, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Company under this Agreement including those relating to:  (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, the Preliminary Prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus and any document incorporated by reference therein, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 5(a)(vi), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda, provided such fees and disbursements do not exceed $10,000 in the aggregate; (iv) the furnishing (including costs of shipping and mailing) to the Representative and to the Underwriters of copies of the Preliminary Prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) if applicable, the filing fees of the NASD in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review, provided such filing fees and fees and disbursements do no exceed $10,000 in the aggregate; (vi) inclusion of the Shares for quotation on the Nasdaq National Market; (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by or at the written request of the Company in connection with the road show presentations, travel and lodging expenses of officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show with the prior approval of the Company; and (viii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters.  Subject to the provisions of Section 8, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.

6.     Indemnification.

(a)           The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”) or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities, if such untrue statement or omission or alleged untrue statement or omission was made in (i) the Preliminary

Prospectus, which untrue statement or omission or alleged untrue statement or omission was corrected in the Prospectus and (x) the Company sustains the burden of proving that any Underwriter sold Shares to the person alleging such loss, claim, damage or liability without sending or giving, at or prior to written confirmation of such sale, a copy of the Prospectus, if required by law to have so delivered it, (y) the Company had previously furnished sufficient quantities of the Prospectus to the Underwriters within a reasonable amount of time prior to such sale or such confirmation and (z) such delivery would have been a complete defense against the person asserting such loss, claim, damage or liability; and (ii) the Preliminary Prospectus, the Registration Statement or the Prospectus, or such amendment or supplement thereto, or in any Blue Sky Application, in reliance upon and in conformity with information furnished in writing to the Company by the Representative specifically for use therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)           Each Underwriter agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or through the Representative expressly for use therein; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from such Underwriter.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c)           Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served.  No indemnification provided for in Section 6(a) or 6(b) shall be available to any party who shall fail to give notice as provided in this Section 6(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section.  In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel (not to be unreasonably withheld or delayed), the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof.  The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel to the indemnified party shall be at the expense of the indemnifying parties.  An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

7.     Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 6(a) or 6(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 7, (i) no Underwriter (except as may be provided in the Agreement Among Underwriters) shall be required to contribute any amount in excess of the amount by which the total price at which the shares underwritten by it and distributed to the public were offered to the public exceeds the amount of damages which such underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 7.  No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.  The Underwriter’s obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint.

8.     Termination.

(a)           This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representative by notifying the Company at any time at or before a Closing Date in the absolute discretion of the Representative if: (i) there has occurred any material adverse change in the United States securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representative, will in the future materially disrupt, the United States securities markets or there shall be such a material adverse change in general financial, political or economic conditions in the United States or the effect of international conditions on the financial markets in the United States is such as to make it, in each of the foregoing instances, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) there has occurred any outbreak or material escalation of hostilities the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (iii) trading in the Shares or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the Nasdaq National Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; or (iv) a banking moratorium has been declared by any state or Federal authority; or (v) in the judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

(b)           If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company, except that (y) if this Agreement is terminated by the Representative or the Underwriters because of any intentional failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company, or to the other Underwriters for damages occasioned by its failure or refusal.

9.     Substitution of Underwriters.  If any Underwriter shall default in its obligation to purchase on any Closing Date the Shares agreed to be purchased hereunder on such Closing Date, the Representative shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Shares on the terms contained herein.  If, however, the Representative shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Shares on such terms.  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of Shares which remains unpurchased on such Closing Date does not exceed one-eleventh of the aggregate number of all the Shares that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.  In any such case, either the Representative or the Company shall have the right to postpone the applicable Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of such Shares which remains unpurchased exceeds 10% of the aggregate number of all the Shares to be purchased at such date, then this Agreement, or, with respect to a Closing Date which occurs after the First Closing Date, the obligations of the Underwriters to purchase and of the Company, as the case may be, to sell the Option Shares to be purchased and sold on such date, shall terminate, without liability on the part of any non-defaulting Underwriter to the Company, and without liability on the part of the Company, except as provided in Sections 5(b), 6, 7 and 8.  The provisions of this Section 9 shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

10.   Miscellaneous.  The respective agreements, representations, warranties, indemnities and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or the or any of their respective officers, directors or controlling persons referred to in Sections 6 and 7 hereof, and shall survive delivery of and payment for the Shares.  In addition, the provisions of Sections 5(b), 6, 7 and 8 shall survive the termination or cancellation of this Agreement.

This Agreement has been and is made for the benefit of the Underwriters, the Company and the and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representative, c/o CIBC World Markets Corp., 417 5th Avenue, 2nd Floor, New York, New York 10016 Attention:  Michael Brinkman, with a copy to Latham & Watkins LLP, 135 Commonwealth Drive, Menlo Park, California 94025 Attention:  Alan Mendelson, Esq., and (b) if to the Company, to its agent for service as such agent’s address appears on the cover page of the Registration Statement with a copy to Cooley Godward LLP, 4401 Eastgate Mall, San Diego, California 92121  Attention:  Frederick T. Muto, Esq.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,

ARENA PHARMACEUTICALS, INC.

			By	/s/ Robert E. Hoffman
				Name:	Robert E. Hoffman
				Title:	Vice President, Finance and Chief Accounting Officer

Confirmed:

CIBC WORLD MARKETS CORP.

Acting severally on behalf of itself and as representative of the several Underwriters named in Schedule I annexed hereto.

By CIBC WORLD MARKETS CORP.

By	/s/ Andrew MacInnes
	Name:	Andrew MacInnes
	Title:	Head of Equity Capital Markets

SCHEDULE I

Name	Number of Firm Shares to Be Purchased

CIBC World Markets Corp.	3,750,000
Piper Jaffray & Co.	1,875,000
Needham & Company, Inc.	1,125,000
Granite Financial Group, Inc.	375,000
Morgan Joseph & Co. Inc.	375,000

Total	7,500,000

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SCHEDULE II

Lock-up Signatories

Jack Lief

K.A. Ajit-Simh

Dominic P. Behan

Donald D. Belcher

Scott H. Bice, Esq.

Duke K. Bristow, Ph.D.

Harry F. Hixson, Jr., Ph.D

Robert E. Hoffman, C.P.A.

J. Clayburn La Force, Jr., Ph.D.

Paul W. Maffuid, Ph.D.

Tina S. Nova, Ph.D

Louis J. Scotti

William R. Shanahan, Jr., M.D., J.D.

Steven W. Spector, Esq.

Robert L. Toms, Sr., Esq.

Louis J. Lavigne, Jr.

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Exhibit A

FORM OF LOCK-UP AGREEMENT

, 2005

CIBC World Markets Corp.

As Representative of the Several Underwriters

c/o CIBC World Markets Corp.

CIBC World Markets Tower

World Financial Center

200 Liberty Street

New York, New York 10281

Re: Public Offering of Common Stock of Arena Pharmaceuticals, Inc.

Ladies and Gentlemen:

The undersigned, a holder of common stock (“Common Stock”) or rights to acquire Common Stock, of Arena Pharmaceuticals, Inc. (the “Company”) understands that the Company intends to file a Prospectus Supplement to the Prospectus dated June 18, 2004 pursuant to and in accordance with Rule 424(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on or about January     , 2005 for the public offering of Common Stock (the “Offering”).  The undersigned further understands that you are contemplating entering into an underwriting agreement with the Company in connection with the Offering (the “Underwriting Agreement”).

In order to induce the Company, you and the other Underwriters (as defined in the Underwriting Agreement) to enter into the Underwriting Agreement and to proceed with the Offering, the undersigned agrees, for the benefit of the Company, you and the other Underwriters, that should the Offering be effected the undersigned will not, without your prior written consent, directly or indirectly, make any offer, sale, assignment, transfer, encumbrance, contract to sell, grant of an option to purchase or other disposition of any Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned on the date hereof or hereafter acquired for a period of 90 days subsequent to the date of the Underwriting Agreement.

The lock-up restriction described in the previous paragraph shall not apply to:  (1) bona fide gifts, (2) transfers to a trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or (3) distributions to partners, members or stockholders of the undersigned; provided that in each of the transactions described in clauses (1) through (3) above, such donee, transferee or distributee agrees to be bound by the terms of this letter

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agreement.  For purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the lock-up restriction described in the previous paragraph, the undersigned may at any time enter into a written plan meeting the requirements of Rule 10b5-1(c) under the Exchange Act relating to the sale of shares of Common Stock, if then permitted by the Company and applicable law, provided that the shares subject to such plan may not be sold until the undersigned is released from its obligations under this letter agreement.

The undersigned confirms that he, she or it understands that the Underwriters and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering.  This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns.  The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with this agreement.

It is understood that, if the Company notifies CIBC World Markets Corp. that it does not intend to proceed with the Offering or if the Underwriting Agreement is not executed by February 15, 2005, the undersigned will be released from his or her obligations under this letter agreement.

Dated:	, 2005

Very truly yours,

Signature

Printed Name and Title (if applicable)

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Exhibit B

Opinion of Company Counsel

Subject to certain limitations, assumptions and exceptions:

1.             The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

2.             BRL has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

3.             The Company has the requisite corporate power to own or lease its properties and to conduct its business as described in the Prospectus and to enter into the Agreement.

4.             BRL has the requisite corporate power to own or lease its properties and to conduct its business as described in the Prospectus.

5.             Each of the Company and BRL is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state of the United States in which it maintains an office, has employees or owns or leases property, except where the failure to be so qualified would not have a material adverse effect on the financial condition, earnings, business or properties of the Company and BRL, taken as a whole.

6.             The authorized capital stock of the Company was as set forth in the Prospectus under the caption “Description of Capital Stock” as of the date stated therein.

7.             The Shares have been duly authorized and, when issued and paid for by the Underwriters pursuant to the Agreement, will be validly issued, fully paid and nonassessable.

8.             The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or rights of first refusal or other similar rights to subscribe for the Shares under the charter or bylaws of the Company, or any Material Contract.  Except as set forth in the section captioned “                        ” in the Prospectus as of the date stated therein, to our knowledge, as of such date, there were no options, warrants or other rights to purchase or acquire any shares of capital stock of the Company outstanding.

9.             The specimen certificate for the Shares filed as an exhibit to the Registration Statement is in due and proper form under Delaware law.

10.          To our knowledge, there is (i) no action, suit or proceeding by or before any court or other governmental agency, authority or body pending or overtly threatened against the Company of a character required to be disclosed in the Prospectus that is not disclosed in the Prospectus as required by the Act and the rules thereunder, and (ii) no indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement of a character required to be filed as an exhibit to the Registration Statement, which is not filed as required by the Act and the rules thereunder.

11.          All descriptions in the Prospectus of the Material Contracts listed on Exhibit A hereto, insofar as such descriptions constitute matters of law, summaries of legal matters or legal conclusions, have been reviewed by us and fairly present, to the extent required by the Act and the rules thereunder, in all material respects, such Material Contracts.

12.          The statements in the Prospectus under the heading “Description of Capital Stock” and under the risk factor entitled “Holders of our Series B Convertible Preferred Stock are entitled to require us to redeem their Series B Convertible Preferred Stock," and in the Registration Statement in Item 15, insofar as such statements purport to summarize legal matters, agreements or documents discussed therein, fairly present, to the extent required by the Act and the rules thereunder, in all material respects, such legal matters, agreements or documents.

13.          The Registration Statement has become effective under the Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or overtly threatened.  Any required filing of the Prospectus pursuant to Rule 424(b) under the Act, has been made in the manner and within the time period required by Rule 424(b).

14.          The Registration Statement and the Prospectus (other than the financial statements and notes thereto or other financial or statistical data derived therefrom, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder.

15.          The Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

16.          The Company is not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

17.          No consent, approval, authorization or filing with or order of any court or governmental agency or regulatory body in the United States having jurisdiction over the Company is required for the execution and delivery of the Agreement by the Company or the consummation by the Company of the transactions contemplated by the Agreement, except such as have been obtained under the Act and except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated in the Agreement and in the Prospectus, or under the bylaws, rules and regulations of the NASD.

18.          The execution and delivery of the Agreement by the Company and the issuance and sale of the Shares pursuant to the Agreement will not result in a breach or violation of, or constitute a default under (i) the charter or bylaws of the Company, (ii) the terms of any Material Contract; or (iii) to our knowledge, (A) any statute, rule, or regulation which, in our experience is typically applicable to transactions of the nature contemplated by the Agreement and is applicable to the Company, or (B) any judgment, order or decree applicable to the Company of any court, administrative agency or governmental body having jurisdiction over the Company, except that we express no opinion with respect to any breach or violation of, or default under, the bylaws, rules and regulations of the NASD or any state securities or blue sky laws.

19.          To our knowledge, all rights to register the resales of shares of common stock or other securities of the Company, because of the filing of the Registration Statement by the Company, have, with respect to the offering contemplated thereby, been waived or such rights have expired by reason of lapse of time following notification of the Company’s intent to file the Registration Statement.

***********************

In connection with the preparation of the Registration Statement and the Prospectus, we have participated in conferences with officers and other representatives of the Company and with its certified public accountants, as well as with representatives of the Underwriters and their counsel.  At such conferences, the contents of the Registration Statement and the Prospectus and related matters were discussed.  We have not independently verified, and accordingly are not confirming and assume no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except to the extent otherwise stated herein.  On the basis of the foregoing, no facts have come to our attention that have caused us to believe (i) that the Registration Statement (except as to the financial statements and schedules, related notes and other financial data and statistical data derived therefrom, as to which we express no comment), at the date and time that the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) that the Prospectus (except as to the financial statements and schedules, related notes and other financial and statistical data derived therefrom, as to which we express no comment) as of its date or the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

This opinion is intended for the sole benefit of the several Underwriters and may not be made available to or relied upon by any other person, firm or entity without our prior written consent.  This opinion is limited to the matters expressly set forth in this letter, and no opinion has been implied, or may be inferred, beyond the matters expressly stated.  This opinion speaks only as to law and facts in effect or existing as of the date hereof and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in any law that may hereafter occur.

Exhibit C

Opinion of Cozen O’Connor

Subject to certain limitations, assumptions and exceptions:

1.             To our knowledge, the Company is listed in the records of the United States Patent and Trademark Office (the “PTO”) as the sole assignee of record of each of the U.S. Patent Applications, except:

as to patent application serial no. XX/XXX,XXX (ARENXX.XXX.XXX) of Schedule A and all patent applications listed in Schedule B, except for serial no. XX/XXX,XXX (ARENXX.XXX.XXX), assignments from the inventors to the Company have not yet been prepared, executed, or filed of record with the PTO;

2.             No information known to us that we deem to be material to patentability in accordance with 37 C.F. R. § 1.56 has been knowingly withheld by us from the PTO in connection with the U.S. Patent Applications listed on Schedule A, other than information that is presently being compiled for inclusion in an Information Disclosure Statement to be filed in U.S. Patent Application serial nos. XX/XXX,XXX; XX/XXX,XXX; XX/XXX,XXX; and XX/XXX,XXX listed in Schedule A.

3.             To our knowledge, there are no claims of third parties to any ownership interest or lien with respect to any of the U.S. Patent Applications.

4.             To our knowledge, the Company is listed in the records of the Receiving Office of the United States Patent Office as the sole applicant of record for each designated country or region of each of the International Patent Applications, except where the inventors are designated as applicants in the International Patent Applications for U.S. purposes only.

5.             To our knowledge, the Company is listed in the records of the foreign patent offices that are set forth in Schedule E as the applicant of record of the listed National/Regional Patent Applications, except:

as to Taiwan serial nos. XXXXXXXX (ARENXX.XXX.XXX), XXXXXXXX (ARENXX.XXX.XXX), XXXXXXXX (ARENXX.XXX.XXX), and XXXXXXXX (ARENXX.XXX.XXX), where no official notice of such has been received.

6.             To our knowledge, except as otherwise may be described in the Prospectus Supplement, and with the exception of proceedings before the PTO, there are no pending legal or governmental proceedings relating to any of the U.S. Patent Applications.

7.             We have not received any instructions from the Company to abandon the prosecution of any of the U.S. Patent Applications, the International Patent Applications or the National/Regional Patent Applications, except where instructions were received from Company to enter the national phase in fewer than all countries designated in international application serial no. PCT/USXX/XXXXX (ARENXX.XXX).

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8.             To our knowledge, while there can be no assurance that any of the U.S. Patent Applications listed on Schedule A or Schedule B will issue as a patent, each of these U.S. Patent Applications discloses subject matter that fits into one or more of the categories of statutory subject matter for inventions patentable under 35 U.S.C. § 101.

9.             To our knowledge, the foreign associates, who were instructed to attend to the filing of the National/Regional Patent Applications, have confirmed the timely filing of each of the National/Regional Patent Applications, and, except where designated in Schedule D with NR, have reported the application serial number assigned to the application.  In some cases, an official filing receipt has not yet been forwarded by the foreign associate.

10.           While we have not performed any analysis, review or investigation of any kind, including but not limited to review of prior art in our possession, pertaining to whether the Arena lead compounds APD356, APD125, AR244061 and AR246881 infringe any third party patent, or whether any claim that could issue from any patent in any of Schedules A, B, C, D or E is infringed by a third party, we have no knowledge of any fact leading us to believe that any such infringement exists, it being understood that the existence of prior art, by itself, shall not be deemed to give us knowledge of any such infringement.

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